(File stamped as follows: FILED, In the office of the
Secretary of State of the State of Nevada, APR 17 1989,
Frankie Sue Del Papa, Secretary of State, /s/ FRANKIE SUE
DEL PAPA, 10151-88


AGREEMENT OF MERGER

THIS AGREEMENT OF MERGER ("Agreement") is made by and between Sublingual Products International, Inc., formerly
CST, Inc. (hereinafter referred to as "CST"), a Nevada corporation, principally located at 2950 East Flamingo Rd, Suite G, Las Vegas, NV 89119, and Sublingual Products
International, Inc. ("Sublingual"), a Texas corporation, principally located at 1230 Brown Trail, Bedford, TX 76022.

W I T N E S S E T H:

WHEREAS, the Board of Directors and a majority of the shareholders of Sublingual deem it desirable and in the best interests of the corporation and its shareholders that it merge into CST; and

WHEREAS, the Board of Directors and majority shareholders of CST deem it desirable and in the best interests of the corporation and its shareholders that Sublingual merge into CST; and

WHEREAS, the total number of shares of common stock which CST is authorized to issue is Twenty Five Million
(25,000,000) shares of common stock, $.001 par value per share; and

WHEREAS, the total number of shares of common stock which Sublingual is authorized to issue is 100,000 shares of common stock, $.10 par value per share; and

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, in consideration of the representations and warranties of the Certificates of the President and Secretary of the parties hereto (attached hereto as Exhibits A, B, C and D and made a part hereof) and in consideration of the financial statements of the parties hereto (attached hereto as Exhibits E and F and made a part hereof), and other valid consideration deemed by the parties to be sufficient, the parties hereto hereby agree that Sublingual shall be merged into CST and that CST shall be a single surviving corporation; and the parties hereto hereby agree to and prescribe the terms and conditions of such merger, the method of carrying it into effect, and the manner of converting the shares of Sublingual into shares of other securities of CST, as follows:

SECTION ONE

SURVIVING CORPORATION

CST, a Nevada corporation, represents and warrants that it is validly existing and in good standing under the laws of Nevada.

Sublingual, a privately held Texas corporation, represents and warrants that it is validly existing and in good standing under the laws of Texas.

Sublingual shall be merged into CST and the corporate existence of Sublingual shall cease and the corporate existence of CST shall continue under the name "Sublingual
Products

2

International, Inc.," a Nevada corporation, following a corporate name change as filed with the Secretary of State, State of Nevada, and CST shall become the owner, without other transfer, of all rights, title, interests and property of the consituent corporations, and CST shall become subject to all the debts and liabilities of the constituent corporation in the same manner as if CST had itself incurred them.

SECTION TWO

FINANCIAL STATEMENTS

A. Sublingual has delivered to CST copies of its audited financial statements as of December 31, 1988, all certified by Joseph F. Zerga, Ltd., independent certified public accountants including the notes thereto. All of such financial statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. Each of such financial statements presents a true and complete statement as of its date of the financial condition and assets and liabilities of Sublingual, as the case may be. Except as and to the extent reflected or reserved against therein (including the notes thereto), Sublingual did not have, as of the date of each such financial statement, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate financial statement or the notes thereto, prepared in accordance

3
with generally accepted accounting principles. Each of such statements of operations and stockholders' deficit presents a true and complete statement of the operations of Sublingual for the period indicated. There have been no material changes since the date of such financial statements other than those occurring in the ordinary course of doing business that are not otherwise disclosed in the notes of the financial statements or in this Agreement.

B. CST has delivered to Sublingual copies of its audited financial statements as of January 10, 1989, all certified by Joseph E. Zerga, Ltd., independent certified public accountants including the notes thereto. All of such financial statements are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. Each of such financial statements presents a true and complete statement as of its date of the financial condition and assets and liabilities of CST.

Except as and to the extent reflected or reserved against therein including the notes thereto), CST, did not have, as of the date of each such financial statement, any liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate financial statement or the notes thereto, prepared in accordance with generally accepted

4

accounting principles. Each of such statements of earnings and retained earnings presents a true and complete statement of the operations of CST for the period indicated. There have been no material changes since the date of such financial statements other than those occurring in the ordinary course of doing business that are not otherwise disclosed in the notes to the financial statements or in this Agreement.

SECTION THREE

PRINCIPAL OFFICE

The principal executive offices of CST shall be changed to the principal executive offices of Sublingual following this merger.

SECTION FOUR

OBJECTS AND PURPOSES

The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on by the corporation following the merger, are generally as follows:
to engage in the manufacturing, marketing and sales of vitamin, nutritional and pharmaceutical products.

SECTION FIVE

CERTIFICATE OF INCORPORATION

The Certificate of Incorporation of CST, as amended, shall on the effective date of the merger, remain in full force and effect under its orginal terms and conditions.

5

SECTION SIX
BYLAWS

The present Bylaws of CST, insofar as not inconsistent with this Agreement of Merger, shall be the Bylaws of the surviving corporation following the merger until altered, amended or repealed as therein provided.

SECTION SEVEN

DIRECTORS; OFFICERS; REGISTRATION RIGHTS

The members who consitiute the Board of Directors and Officers of CST, following the merger, and who shall hold office until the first annual or special meeting of the shareholders of CST following the merger, are as follows:

Jerry McClure, Arlington, Texas
Director, President and Chief Executive Officer

Elisa Miller, Bedford, Texas

Director, Vice President and Secretary

and

Cynthia LaGasse
Director and Vice President Sales

CST and Sublingual hereby agree that upon the effective date of this Agreement, CST will immediately change its corporate name to "Sublingua1 Products International, Inc.". The surviving corporation shall have no fewer than the three (3) directors.

6

SECTION EIGHT
METHOD OF CONVERTING SHARES

Immediately upon execution of this Agreement, the shares of common stock of Sublingual shall, without any other action on the part of the respective holders thereof, become and be converted into shares of common stock of CST, as follows:

Sublingual will be acquired by CST, Inc., a Nevada corporation, in a common stock exchange whereby the shareholders in Sublingual will receive on a pro rata basis
5,000,000 restricted shares of common stock for all of the issued and outstanding common stock of Sublingual, to wit:

     Shareholder         Common Stock
     Elisa A. Miller          1,000,000
     Cindy LaGasse       1,000,000
     Bobby McClure       3,000,000
          Total     5,000,000

     SECTION NINE
DIVIDENDS PRIOR TO MERGER

Until this Agreement of Merger becomes effective or is otherwise abandoned, the consitutent corporations may not pay dividends on their shares of common stock of any class or series.

7

SECTION TEN
LITIGATION AND CLAIMS

CST and Sublingual, individually and collectively, are not a party to any legal proceedings and, to the best of their information, knowledge and belief, none is presently contemplated or has been threatened.

SECTION ELEVEN
AUTHORITY TO MERGE

CST and Sublingual have all requisite power and authority to execute, deliver and perform this Agreement. All necessary corporate proceedings have been duly taken to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly authorized, executed and delivered by the parties hereto and is the legal, valid and binding obligation of the parties hereto and is enforceable in accordance with its terms and conditions.

SECTION TWELVE

DUTY OF FULL DISCLOSURE

No representation or warranty in this Agreement contains on the date of this Agreement any untrue statement of material fact, or omits to state a material fact necessary to make the statements made herein not misleading. This duty of full disclosure shall continue through the date of merger.
8

SECTION THIRTEEN
ORGANIZATION

CST and Sublingual are each corporations duly organized, validly existing and in good standing under the laws of the States of Nevada and Texas, respectively, with all requisite power and authority to consummate the terms and conditions of this Agreement.

SECTION FOURTEEN

VALIDITY OF SECURITIES; AUTHORIZED AND ISSUED SECURITIES

The securities to be delivered to the shareholders of Sublingual pursuant to this Agreement, when issued in accordance with the terms and conditions of this Agreement, will be validly authorized and issued, fully paid and nonassessable.

The total number of shares of common stock which CST is authorized to issue is Twenty Five Million (25,000,000) shares of common stock, $.001 par value. The total number of shares of common stock which CST has issued and outstanding is One Million (1,000,000) shares, which are validly authorized and issued, fully paid and nonassessable. No other securities or rights to securities are issued and/or outstanding.

The total number of shares of common stock which Sublingual is authorized to issue is One Hundred Thousand (100,000) shares of common stock, $.10 par value per share. The total number of shares of common stock which Sublingual has issued and outstanding is Ten Thousand (10,000) shares, which are validly

9

authorized and issued, fully paid and nonassessable. No other securities or rights to securities are issued and/or outstanding.

SECTION FIFTEEN

INDEMNIFICATION

CST and Sublingual agree to indemnify and hold harmless each other, and their respective officers, directors, auditors and legal representatives, against and in respect of any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements and other related expenses as and when incurred arising out of or based upon this Agreement.
SECTION SIXTEEN

CLOSING

The closing of this Agreement shall be held at 2950 East
Flamingo Road, Suite G, Las Vegas, Nevada 89121 on March _,
1989, at _: _ p.m., Pacific Standard Time (PST).

SECTION SEVENTEEN

EXTRAORDINARY TRANSACTIONS

Neither corporation shall, prior to the effective date of the merger, engage in any activity or transaction other than in the ordinary course of business, except as contemplated by this Agreement of Merger.

10

SECTION EIGHTEEN
SUBMISSION TO STOCKHOLDERS

This Agreement has been approved by the directors and stock-holders of CST, by written consent in lieu of a special meeting, in the manner provided by Nevada Revised Statutes, and at least a majority of the directors and stockholders of CST have voted in favor of the adoption of the terms and conditions of this Agreement.

This Agreement has been approved by the directors and stockholders of Sublingual, by written consent in lieu of a special meeting, in the manner provided by the Revised Civil Statutes of Texas, and at least a majority of the directors and stockholders of Sublingual have voted in favor of the adoption of the terms and conditions of this Agreement.

SECTION NINETEEN

MATERIAL CONTRACTS

Neither CST nor Sublingual is in default in any material respect under the terms of any material outstanding contract, agreement, lease or other commitment.

SECTION TWENTY

NO CONFLICT WITH OTHER INSTRUMENTS

At the effective time of the Merger, the consummation of the transactions contemplated by the Merger Agreement will not result

11
in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust or other material agreement or instrument to which CST is a party.

SECTION TWENTY-ONE

AGREEMENT TO SURVIVE CLOSING

The parties hereto agree that the terms, covenants and conditions of this Agreement shall survive closing.

SECTION TWENTY-TWO

NO WAIVER OR MODIFICATION

The parties hereto hereby agree that no waiver or modifica-tion of this Agreement or of any covenant, condition or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith.

SECTION TWENTY-THREE

SUPERSEDES ALL PREVIOUS AGREEMENTS; WAIVERS

This Agreement supersedes all previous agreements, written or oral, and shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns. The waiver by either party hereto of a breach or violation of any provision of this Agremeent shall not operate as, or be construed to be, a waiver of any subsequent breach hereof.

12

SECTION TWENTY-FOUR
DUPLICATE COUNTERPARTS

This Agreement is executed in duplicate counterparts, each of which shall be deemed an original and together shall constitute one and the same Agreement, with one counterpart being delivered to each party hereto.

SECTION TWENTY-FIVE

CONTROLLING LAW; CONTINGENCIES

The parties hereto hereby agree that this Agreement and the performance hereunder and all proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Nevada and that in any action or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Nevada shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or proceeding may be instituted.

The terms and conditions of this Agreement are contingent upon obtaining any and all necessary consents, approvals and authorizations from governmental authorities and otherwise complying with all applicable federal and state laws.

13

SECTION TWENTY-SIX
SERVICE OF PROCESS

CST, Inc and Sublingual hereby agree that the surviving corporation, CST, Inc., may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of any domestic corporation of the State of Texas which is a party to this Merger and in any proceeding for the enforcement of the rights of a dissenting shareholder of any such domestic corporation against the surviving or new corporation.

SECTION TWENTY-SEVEN

APPOINTMENT OF SECRETARY OF STATE

CST, Inc. and Sublingual hereby appoint the Secretary of State of the State of Texas as its agent in the State of Texas to accept service of process in any such proceeding as contemplated in Section Twenty-Six, above.

SECTION TWENTY-EIGHT

DISSENTING SHAREHOLDERS

CST, Inc., and Sublingual hereby agree that the surviving corporation, CST, Inc. will promptly pay to the dissenting shareholders of any domestic corporation of the State of Texas the amount, if any, to which they shall be entitled under the provisions of the Business Corporation Act of the State of Texas with respect to the rights of dissenting shareholders.

14

IN WITNESS WHEREOF, the directors, or a majority thereof, of CST, and the directors, or a majority therof, of Sublingual, have executed this Agreement, under proper authority, on the 22nd day of March, 1989.


                Sublingual Products
                 International, Inc.,
                 formerly,

ATTEST:         CST, INC.,
                a Nevada corporation

/s/ MAX C. TANNER           /s/ GARY EKINS
Max C. Tanner, Secretary      Gary Ekins, President



ATTEST                     Sublingual Products
             International, Inc.,
                           a Texas corporation

______________________    ____________________
Elisa Miller, Secretary   Jerry McClure, President

15

IN WITNESS WHEREOF, the directors, or a majority thereof, of CST, and the directors, or a majority therof, of Sublingual, have executed this Agreement, under proper authority, on the 22nd day of March, 1989.


                Sublingual Products
                 International, Inc.,
                 formerly,

ATTEST:         CST, INC.,
                a Nevada corporation

_____________________       ____________________
Max C. Tanner, Secretary      Gary Ekins, President



ATTEST                     Sublingual Products
             International, Inc.,
                           a Texas corporation

/s/ ELISA MILLER           /s/ JERRY MCCLURE, PRESIDENT
Elisa Miller, Secretary   Jerry McClure, President


(stamped as follows: Received, April 17, 1989, Secretary of
State)

15

ACKNOWLEDGMENT

STATE OF TEXAS     )
    ) ss .
COUNTY OF TARRANT )



On this the 22 day of March, 1989, before me the undersigned Notary Public, personally appeared Jerry McClure, known to me to be the President of Sublingual Products International, Inc., a Texas corporation, the corporation which executed the attached instrument, and who executed same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.


                      /s/ JOHN R. COFFEY
                      Notary Public

   (notary stamp as follows: Notary Public, State of Texas,
John R. Coffey, Commission expires September 23, 1992)


                      ACKNOWLEDGMENT

STATE OF NV     )
    ) ss .
COUNTY OF CLARK )

On this the 22 day of March, 1989, before me, the undersigned Notary Public, personally appeared Gary Ekins, known to me to be the President of CST, Inc. a Nevada corporation, the corporation which executed the attached instrument, and who executed same on behalf of said corporation, freely and voluntarily and for the uses and purposes therein mentioned.

                           /s/ MAX C. TANNER
                           Notary Public

       (Notary stamp as follows: Notary Public-State of Nevada, County of Clark, Max C. Tanner, My Appointment
Expires Sept. 10, 1991)

(stamped as follows: Received, April 17, 1989, Secretary of
State)